EXHIBIT 10.9

SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement (the “Agreement”) is entered into this 5th day of November 2008 by and between Xenacare Holdings, Inc., (“XCH” or “Debtor”) and MOMEMTUM MARKETING, INC., a creditor of the Company (Creditor”).

The Creditor has loaned three hundred sixty four thousand eighty seven dollars ($364,087) in good funds to the Company (the “Advances”), to whom XCH agreed to pay valuable consideration. The parties now wish to fully and finally resolve all of the rights, liabilities, obligations and differences between them.

NOW, THEREFORE, in exchange of the execution of this Agreement,  and in full satisfaction of the Advances, Debtor will pay to Creditor and or its assigns within five (5) business days following the parties mutual execution and exchange of this Agreement, XHI will issue to MOMEMTUM MARKETING, INC.,  3,165,974 shares of XHI Common stock (the “Settlement Shares”).  The Settlement Shares will contain the appropriate restrictive legends representing that the Settlement Shares have not been registered under the Securities Act of 1933, as amended.  The Parties herewith agree as follows

RECITALS

The Recitals in this Agreement are true and correct.

REPRESENTATIONS AND WARRANTIES

Each party represents, warrants and covenants that he, it or they have the full authority and power to enter into this Agreement and the person(s) executing this Agreement has the full authority and power to do so;

That such persons properly hold the office and/or positions set forth in the execution and acknowledgement section set forth below;

Every party has sought the assistance of competent legal and other professional advice before executing this Agreement and agrees to be bound by the terms set forth in this Agreement.

INDEMNIFICATION

XCH and the Creditor shall indemnify and save harmless their agents, employees, representatives, affiliates, subsidiaries and employees with respect to the subject matter of the creditor and debtor arrangement between the parties.

MUTAL RELEASES

XCH and Creditor collectively and individually hereby completely release and forever discharge each other and each other’s parent, subsidiary, affiliated and/or related organizations, and their shareholders, directors, officers, partners, members, joint venture, affiliates, employees, agents, representatives, attorney, successors and assigns, collectively and individually, from any and all past, present or future claims, demands, complaints, actions, causes of action, suits, judgments, executions, attachments, levies, garnishments, debts, liabilities, profits, bonuses, reimbursements, obligations, costs, expenses, sums of money, accounts, bills, covenants, contracts, controversies, agreements, damages, wages or any other form of damages or compensation of any nature whatsoever, at law or in equity, whether based on contract, statute, tort or strict liability, and whether for compensatory, consequential, liquidated, punitive, statutory or any other damages or remedies that the parties may now or may have asserted against one another, or related to any act, admission, matter of thing whatsoever from the beginning of the world to the day of execution of this Agreement, arising directly or indirectly out of the Advances save and except the obligations created by this Agreement.

NOTICE

Any Notice required or permitted to be given under this Agreement shall be sufficient and placed in writing and hand-delivered, sent by an overnight courier, or sent by registered or certified U.S. mail, return receipt requested. Notice to XCH shall be sent to its offices of record in Deerfield Beach, Florida. Notice to Creditor shall be sent to the address of record in Fort Lauderdale, FL

ENTIRE AGREEMENT

This Agreement reflects the entire Agreement with respect to all issues, rights, liabilities, obligations and causes of action that have been asserted or could have been asserted between the parties. This Agreement may not be changed orally. It may only be changed or amended if evidenced in writing and signed by the party against whom enforcement is sought. This Agreement supersedes all prior representations, understandings or agreements, by and between or among the parties regarding any of the matters set forth in this Agreement.

GOVERNING LAW, VENUE AND JURISDICTION

This Agreement shall be construed in accordance with the Florida Law. The parties agree that personal jurisdiction over them shall be proper and exclusive venue for any action arising or related this Agreement, and shall be filed in the Circuit Court of Broward County, Florida.

CONTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument but all such counterparts together shall constitute one in the same instrument.

HEADINGS

The parties acknowledge that the descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

INTERPRETATIONS

This Agreement and any related instrument shall not be construed more strictly against any party regardless of who was more responsible for its preparation, and being recognized that this Agreement and any related instrument are the product of extensive negotiations between the parties hereto and that all of the parties have contributed substantially and materially to the final preparation of this Agreement and other related instruments.

ATTORNEY’S FEES

Should it become necessary for any party to institute legal action, whether at law or in equity, to enforce any provision of this Agreement, the prevailing party shall be entitled to recover all costs and reasonable attorney’s fees, including but not limited to, fees for collection, mediation, arbitrations, trials, appeals, bankruptcy or any other legal proceedings.

NO ADMISSION OF LIABILITY

This Agreement shall be considered as compromise of claims and shall not in any way be construed as an admission by any of the parties of liability or any other acts of wrongdoing.

NON-DISPARAGEMENT BY PARTIES

Each party agrees that he, they or it will not make any statements or take any actions that in any way disparage or criticizes any other party to this Settlement Agreement.

/s/ Steve Markley

CHIEF OPERATING OFFICER

XENACARE HOLDINGS, INC.

/s/ Frank Rizzo

PRESIDENT

MOMEMTUM MARKETING INC.